Exhibit 4

NUMBER	SHARES
____________	___________

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

December 2, 2009

CUSIP

SEE REVERSE FOR CERTAIN DEFINITIONS

EAGLE BANCORP MONTANA, INC.

THIS CERTIFIES THAT:                                      IS THE RECORD HOLDER OF                                      FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

EAGLE BANCORP MONTANA, INC.

TRANSFERABLE ONLY ON THE SHARE REGISTER OF SAID CORPORATION, IN PERSON, OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and Bylaws of said corporation and any amendments thereto, all of which the holder of this certificate, by acceptance hereof, assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the Seal of the corporation and the signatures of its duly authorized officers this      day of         , 20    .

Peter J. Johnson	President	Clinton J. Morrison	Treasurer

Countersigned and Registered: Registrar & Transfer Co. Transfer Agent and Registrar

By:
Authorized Signature

Exhibit 4

The Corporation’s certificate of incorporation provides that no “person” (as defined in the certificate of incorporation) who beneficially owns in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities by any tax qualified employee stock purchase plan of the Corporation.

The Corporation’s certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain “business combinations” (as defined in the certificate of incorporation) between the Corporation and a stockholder owning in excess of 15% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the “disinterested directors” (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and the authority of the board of directors to designate the same with respect to other series. Such request may be made to the corporation or to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed, as though they were written out in full accounting to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	as tenants by the entirety		(Cust)	(Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE)

                                                                                                                                                                                                         Shares of Common Stock represented by the within certificate, do and hereby irrevocably constitute and appoint

                                                                                                                                                                                                         Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
THE SIGNATURES SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.1